Exhibit 10.2

November 11, 2009

Randy Schrick
100 Commercial St.
Atchison, KS 66002

Dear Randy:

Please accept this letter as our mutual understanding of your status with MGP Ingredients, Inc. during our joint venture at the Pekin, IL facility.

•                  The minimum term of your employment would be through June 30, 2012.

•                  If your position at Pekin does not work to the joint venture’s satisfaction prior to the above date or a permanent replacement is hired, you would be reinstated to your October 2009 salary and corporate position of VP Engineering.

•                  You will continue to participate in the MGPI executive stock incentive plan, participate in the MEP bonus plan, ESOP and 401k plans, the Health & Dental program, long term care plan, long term disability plan, and existing base salary.

•                  Moving expenses to the Pekin area will be provided by MGP Ingredients.

•                  You will have use of the company vehicle while in Pekin.

We look forward to making this joint venture a tremendous success for all parties involved.

Sincerely,

/s/ Tim Newkirk		/s/ John Speirs
Tim Newkirk		John Speirs
CEO and President		Chairman

Accepted:	/s/ Randy Schrick
Randy Schrick